EXHIBIT 99.1
           Contacts:     Kermit K. Houser                 Marshall J. Alexander
                         President and CEO                Executive VP and CFO
                        (541) 882-3444 X7133             (541) 882-3444 X7120

                                  News Release


           Klamath First Bancorp, Inc. Announces Shareholder Approval of Merger with Sterling Financial Corporation and Final Quarterly Cash Dividend

KLAMATH FALLS, OR, December 11, 2003 - Klamath First Bancorp, Inc. (Nasdaq KFBI) today announced that its shareholders had approved the Agreement and Plan of Merger dated July 14, 2003, which provides for the merger of Klamath First Bancorp with and into Sterling Financial Corporation (Nasdaq: STSA) at a special meeting of its shareholders held earlier today.

Under the terms of the merger agreement, shareholders of Klamath First Bancorp will be entitled to receive for each share of Klamath First Bancorp common stock
0.77 shares of Sterling common stock and cash in lieu of any fractional shares. The merger has been structured as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and will be accounted for as a "purchase." The Boards of Directors of Klamath First Bancorp and Sterling unanimously approved the merger.

The parties currently anticipate that the proposed merger will be completed in early January 2004, which date will be the last day of trading for Klamath First Bancorp's stock on the Nasdaq Stock Market.

In connection with today's shareholder approval, Klamath First Bancorp also announced that its Board of Directors declared a final quarterly cash dividend of $0.13 per share of common stock. The dividend will be paid on December 31, 2003 to shareholders of record on December 19, 2003, just prior to the expected closing date of the Klamath/Sterling merger. This will be the 33rd consecutive and final cash dividend declared by Klamath First Bancorp.

ABOUT KLAMATH
Klamath First Bancorp is the holding company for Klamath First Federal Savings and Loan Association (Klamath First Federal), organized in 1934. Klamath First Federal is a progressive, community-oriented financial institution that focuses on serving customers within its primary market area. Accordingly, Klamath First Federal is primarily engaged in attracting deposits from the general public through its offices and using those and other available sources of funds to originate permanent residential one- to four-family real estate loans within its market area, as well as commercial real estate and multi-family residential loans, loans to consumers and loans for commercial purposes. Klamath First Federal currently operates 59 branches, with 57 branches located in 26 of Oregon's 36 counties and has two in-store branches in the State of Washington.

ABOUT STERLING
Sterling Financial Corporation of Spokane, Washington, is a unitary savings and loan holding company, which owns Sterling Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured stock savings association, which opened in April 1983. Sterling Savings Bank, based in Spokane, Washington, has branches throughout Washington, Idaho, Oregon and western Montana. Through Sterling's wholly owned subsidiaries Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho and western Montana. Sterling's subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities, and tax-deferred annuities, through regional representatives throughout Sterling Savings Bank's branch network.






FORWARD-LOOKING STATEMENTS


This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the proposed merger between Sterling Financial Corporation and Klamath First Bancorp, Inc.;
(ii) Klamath First Bancorp's plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of Klamath First Bancorp and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements (1) adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (2) changes in interest rates; (3) changes in tax laws; (4) changes in general economic conditions or
(5) changes in the securities markets. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling's and Klamath First Bancorp's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission, which are available on its Internet site (http://www.sec.gov). Klamath First Bancorp disclaims any obligation to publicly announce future events or developments that may affect the forward-looking statements herein.



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Note:  Transmitted on BusinessWire at 1:30 pm PDT, December 11, 2003.